  Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST Amendment to Credit Agreement (the "Amendment") is made and entered into as of April 22, 2011, by and between BANK OF THE WEST (the ”Bank”) and MICREL, INCORPORATED (the "Borrower") with respect to the following:

This Amendment shall be deemed to be a part of and subject to that certain Credit Agreement dated as of May 7, 2009, as it may be amended from time to time, and any and all addenda and riders thereto (collectively the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

WHEREAS, the Borrower and the Bank mutually desire to extend and/or modify the Agreement.

NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

1.	Modification of Expiration Date. The Expiration Date provided for in Section 1.1.17 shall be extended to April 30, 2013.

2.
Modification of The Line of Credit/Interest on Advances/Applicable Floating Rate Advances. The margin percentage provided for in Section 2.1.4(ii) of the Agreement, which is currently 1.25%, is hereby modified and amended to be 1.00%.

3.
Modification of The Line of Credit/Interest on Advances/LIBOR Advances. The margin percentage provided for in Section 2.1.4(iii) of the Agreement, which is currently 2.25%, is hereby modified and amended to be 2.00%.

4.	Modification of The Term Line of Credit/Repayment. The words “On the Expiration Date” provided for in Section 2.4.3 of the Agreement, shall be modified and amended to be “On April 30, 2011”.

5.
Condition Precedent. As a condition precedent to the effectiveness of this Amendment, the Borrower shall pay to Bank all of the Bank’s out-of-pocket expenses in connection with the preparation and negotiation of this Agreement.

6.
Representations and Warranties. The Borrower hereby reaffirms the representations and warranties contained in the Agreement and represents that no event, which with notice or lapse of time, could become an Event of Default, has occurred or is continuing.

7.
Confirmation of Other Terms and Conditions of the Agreement. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

8.	Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of California to which jurisdiction the parties hereto hereby consent and submit.

9.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK: BANK OF THE WEST BY: /s/ Stuart Darby NAME: Stuart Darby, Vice President
BORROWER:
MICREL, INCORPORATED

BY: /s/ Raymond D. Zinn
NAME: Raymond D. Zinn, President & CEO

BY: /s/ Ray Wallin
NAME: Ray Wallin, Vice President, Finance & CFO

ADDRESS:
2180 Fortune Drive
San Jose, CA 95131